Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear Completes Acquisition of Entropic
CARLSBAD, CALIFORNIA, April 30, 2015 - MaxLinear, Inc. (NYSE:MXL or “MaxLinear”), a leading provider of integrated radio frequency (“RF”) and mixed-signal integrated circuits (“ICs”), today announced that it has completed its previously announced acquisition of Entropic Communications, Inc.
As part of the merger agreement, Entropic stockholders will receive (i) $1.20 per share in cash and (ii) 0.2200 of a share of MaxLinear Class A Common Stock for each Entropic common share outstanding immediately prior to the effective time of the merger. MaxLinear paid approximately $111 million in cash and issued approximately 20.4 million shares of common stock in connection with the acquisition. Immediately following completion of the merger, existing holders of MaxLinear capital stock will hold approximately 65% and former Entropic stockholders will hold approximately 35% of MaxLinear’s outstanding capital stock.
The acquisition will add significant scale to MaxLinear’s analog/mixed-signal business, expanding its addressable market and enhancing the strategic value of MaxLinear’s offerings to its broadband and access partners, OEM customers, and service providers. MaxLinear sees immediate cross-selling opportunities and longer-term platform integration opportunities with Entropic’s leading MoCA technology.
Along with broadening MaxLinear’s presence in its existing markets, Entropic adds immediate scale and deep customer relationships in MaxLinear’s most recent growth area of the satellite Pay-TV market. Entropic’s design talents and portfolio of approximately 1,500 issued and pending patents are highly complementary, and MaxLinear is uniquely positioned to capitalize on these assets.
“We are very excited about the opportunity to bring together two talented and largely complementary teams, as we increase our capabilities to solve the most difficult analog and mixed-signal RF challenges in Broadband markets,” said Dr. Kishore Seendripu, CEO of MaxLinear. ”We believe the scale and strategic benefits of a broader technology portfolio will enable us to accelerate our expansion into new markets more effectively. The financial benefits of the transaction should be immediately visible, as we expect non-GAAP earnings accretion in the first full quarter post-close.”
About MaxLinear
MaxLinear, Inc. is a provider of integrated, radio-frequency and mixed-signal integrated circuits for broadband communication and data center, metro, and long-haul transport network applications. MaxLinear is headquartered in Carlsbad, California.  For more information, please visit www.maxlinear.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning anticipated synergies resulting from the acquisition; anticipated accretion to MaxLinear’s earnings; anticipated cost savings arising from the acquisition. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Actual results could differ materially as a result of such review and audit. In addition, risks and uncertainties that could affect the forward-looking statements set forth in this press release include the following: the challenges and costs of closing, integrating, restructuring, and achieving currently anticipated synergies; the ability to retain key employees, customers, and suppliers following completion of the acquisition; and other factors generally affecting the business, operations, and financial condition of MaxLinear, including the information contained in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2014 (including Amendment No. 1 thereto), subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.